UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 23, 2017

Commission File Number:  000-22920

Numerex Corp
(Exact name of registrant as specified in its charter.)

Pennsylvania
(State or other jurisdiction of incorporation or organization)
11-2948749
(IRS Employer Identification No.)

400 Interstate North Parkway SE, Suite 1350, Atlanta, Georgia 30339
(Address of principal executive offices)

770-693-5950
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ x ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On October 23, 2017, Numerex Corp. ("Numerex") and Sierra Wireless, Inc. ("Sierra Wireless") received notice from the U.S. Federal Trade Commission that it had granted early termination, effective immediately, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), for the previously announced acquisition of Numerex by Sierra Wireless pursuant to an Agreement and Plan of Merger by and among Numerex, Sierra Wireless and Wireless Acquisition Sub, Inc. dated August 2, 2017 (the "Merger Agreement"). The early termination of the HSR Act satisfies one of the conditions to the closing of the pending acquisition, which remains subject to other customary closing conditions, including the adoption of the Merger Agreement by Numerex's shareholders.

Important Additional Information and Where to Find It.

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Numerex by Sierra Wireless. In connection with the proposed Merger, Sierra Wireless has filed with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form F-4, which includes a proxy statement of Numerex that also constitutes a prospectus of Sierra Wireless and each party has filed and will file other documents regarding the proposed transaction with the SEC. After the registration statement on Form F-4 is declared effective by the SEC, Numerex will mail the proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors may obtain free copies of the registration statement on Form F-4, the proxy statement/prospectus and other relevant documents filed by Numerex and Sierra Wireless with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. and, in Sierra Wireless' case, also on the System for Electronic Document Analysis Retrieval ("SEDAR") website maintained by the Canadian Securities Administrators at www.sedar.com. In addition, copies of the documents filed by Numerex with the SEC are available free of charge on Numerex's website at investor.numerex.com or by contacting Numerex's Investor Relations Department by telephone at 770-615-1410 or by e-mail to kgayron@numerex.com.

Participants in Solicitation Relating to the Merger

This communication is not a solicitation of proxies in connection with the proposed Merger of Numerex and Sierra Wireless. However, Sierra Wireless, Numerex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Numerex's shareholders in respect of the proposed Merger. Information regarding Sierra Wireless' directors and executive officers can be found in Sierra Wireless' Form 40-F filed with the SEC on March 10, 2017, as well as its other filings with the SEC. Information regarding Numerex's directors and executive officers can be found in Numerex's Form 10-K/A filed with the SEC on May 1, 2017, as well as its other filings with the SEC. Additional information regarding the interests of Numerex's directors and executive officers, including their respective interests by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed Merger if and when they become available. These documents are available free of charge on the SEC's website and from Sierra Wireless and Numerex, as applicable, using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Numerex Corp

Date:   October 26, 2017
By:	/s/ Kenneth Gayron

Name: Kenneth Gayron
Title: Interim Chief Executive Officer and Chief Financial Officer